Exhibit 99.1

MSCI Reports Financial Results for Third Quarter and Nine Months 2020

NEW YORK--(BUSINESS WIRE)--October 27, 2020--MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended September 30, 2020 (“third quarter 2020”) and nine months ended September 30, 2020 (“nine months 2020”).

Financial and Operational Highlights for Third Quarter 2020
(Note: Percentage and other changes are relative to the three months ended September 30, 2019 (“third quarter 2019”) unless otherwise noted).

  Operating revenues of $425.3 million, up 7.9%
  Recurring subscription revenues up 8.7%; Asset-based fees up 4.5%; Non-recurring revenues up 16.2%
  Operating margin of 53.5%; Adjusted EBITDA margin of 58.6%
  Diluted EPS of $2.16, up 35.0%; Adjusted EPS of $2.20, up 31.0%
  New recurring subscription sales growth of 7.4%; Organic subscription Run Rate growth of 9.4%; Retention Rate of 94.5%
  During third quarter 2020 and through October 23, 2020, a total of 745,032 shares were repurchased at an average price of $345.78 per share for a total value of $257.6 million
  Approximately $65.3 million in dividends were paid to shareholders in third quarter 2020; Cash dividend of $0.78 per share declared by MSCI Board of Directors for fourth quarter 2020
	Three Months Ended			Nine Months Ended
In thousands,	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
except per share data (unaudited)	2020	2019	Change	2020	2019	Change
Operating revenues	$425,333	$394,251	7.9%	$1,251,729	$1,151,190	8.7%
Operating income	$227,620	$201,219	13.1%	$650,679	$556,272	17.0%
Operating margin %	53.5%	51.0%		52.0%	48.3%

Net income	$182,358	$136,983	33.1%	$445,606	$440,865	1.1%

Diluted EPS	$2.16	$1.60	35.0%	$5.26	$5.15	2.1%
Adjusted EPS	$2.20	$1.68	31.0%	$5.87	$4.77	23.1%

Adjusted EBITDA	$249,447	$220,789	13.0%	$715,374	$630,292	13.5%
Adjusted EBITDA margin %	58.6%	56.0%		57.2%	54.8%

“In the midst of a global pandemic which has resulted in economic turmoil and significant changes in how we and our clients work, we are proud of our team’s delivery of another quarter of over 10% growth in recurring subscription Run Rate. MSCI’s third quarter results reflect our clients’ continued demand for our mission-critical solutions and the resilience of our franchise,” said Henry A. Fernandez, Chairman and CEO of MSCI.

“We have returned nearly $800 million in capital to our shareholders year-to-date through October 23, 2020, including opportunistic repurchases of our shares at an average price of $283.33 and quarterly dividends. We also continue to invest in a number of attractive ‘Triple Crown’ opportunities across our franchise, as we remain highly confident in our long-term growth prospects,” added Mr. Fernandez.

Third Quarter Consolidated Results

Operating Revenues: Operating revenues were $425.3 million, up 7.9%. The $31.1 million increase was driven by $25.1 million in higher recurring subscription revenues, $4.4 million in higher asset-based fees and $1.6 million in additional non-recurring revenues.

Run Rate and Retention Rate: Total Run Rate at September 30, 2020 was $1,719.6 million, up 10.9% compared to September 30, 2019. The $168.9 million increase was driven by a $123.7 million increase in recurring subscription Run Rate and a $45.2 million increase in asset-based fees Run Rate. Organic subscription Run Rate growth was 9.4%, driven by increases across all three reporting segments. Retention Rate was 94.5%, compared to 95.0% in third quarter 2019 and 93.5% in second quarter 2020.

Expenses: Total operating expenses were $197.7 million, up slightly from third quarter 2019. Adjusted EBITDA expenses were $175.9 million, also up slightly, reflecting higher compensation costs partially offset by lower travel and entertainment expense and professional fees. Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 2.2% and 1.1%, respectively.

Headcount: As of September 30, 2020, headcount was 3,545 employees, with approximately 36% and approximately 64% of employees located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $38.6 million, up 18.8%. The increase primarily reflected lower interest income due to lower rates earned on cash balances and higher interest expense associated with a higher debt balance for third quarter 2020 compared to third quarter 2019.

Income Taxes: The effective tax rate was 3.5% in third quarter 2020, compared to 18.8% in third quarter 2019. The decline was primarily due to an approximately $27.5 million favorable impact of final regulations released during the third quarter 2020 clarifying certain provisions established in the Tax Cuts and Jobs Act that was enacted on December 22, 2017 and an approximately $5.5 million income tax benefit related to the revaluation of the cost of deemed repatriation of foreign earnings, partially offset by an approximately $3.5 million lower benefit associated with other prior year adjustments.

Net Income: As a result of the factors described above, net income was $182.4 million, up 33.1%.

Adjusted EBITDA: Adjusted EBITDA was $249.4 million, up 13.0%. Adjusted EBITDA margin in third quarter 2020 was 58.6%, compared to 56.0% in third quarter 2019.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$146,387	$133,403	9.7%	$431,631	$393,222	9.8%
Asset-based fees	100,371	96,013	4.5%	288,642	265,554	8.7%
Non-recurring	8,933	8,011	11.5%	27,582	18,974	45.4%
Total operating revenues	255,691	237,427	7.7%	747,855	677,750	10.3%
Adjusted EBITDA expenses	60,971	59,747	2.0%	186,292	183,944	1.3%
Adjusted EBITDA	$194,720	$177,680	9.6%	$561,563	$493,806	13.7%
Adjusted EBITDA margin %	76.2%	74.8%		75.1%	72.9%

Index operating revenues for third quarter 2020 were $255.7 million, up 7.7%. The $18.3 million increase was driven by $13.0 million in higher recurring subscription revenues, $4.4 million in higher asset-based fees and $0.9 million in higher non-recurring revenues.

The increase in recurring subscription revenues was primarily driven by growth in core products, strong growth in factor and ESG/Climate index products and growth in custom index products. The increase in non-recurring revenues reflected higher contributions from licenses of historical data.

Growth in asset-based fees primarily consisted of increases from exchange traded funds (“ETFs”) linked to MSCI indexes and from non-ETF funds linked to MSCI indexes. The increase in revenues from ETFs linked to MSCI indexes was driven by a 10.2% increase in average AUM in equity ETFs linked to MSCI indexes, partially offset by the impact of a change in product mix.

Index Run Rate as of September 30, 2020 was $1.0 billion, up 11.1%. The $99.9 million increase was driven by a $54.7 million increase in recurring subscription Run Rate and a $45.2 million increase in asset-based fees Run Rate. The increase in recurring subscription Run Rate was primarily driven by strong growth in core products, custom and specialized index products and factor and ESG/Climate index products, with growth across all regions and all client segments. The increase in asset-based fees Run Rate was primarily driven by higher volume in futures and options, higher AUM in equity ETFs linked to MSCI indexes and higher AUM in non-ETF indexed funds linked to MSCI indexes.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$126,251	$122,120	3.4%	$376,505	$363,929	3.5%
Non-recurring	2,086	1,483	40.7%	4,903	4,790	2.4%
Total operating revenues	128,337	123,603	3.8%	381,408	368,719	3.4%
Adjusted EBITDA expenses	83,281	85,806	(2.9%)	253,868	255,453	(0.6%)
Adjusted EBITDA	$45,056	$37,797	19.2%	$127,540	$113,266	12.6%
Adjusted EBITDA margin %	35.1%	30.6%		33.4%	30.7%

Analytics operating revenues for third quarter 2020 were $128.3 million, up 3.8%. The $4.7 million increase was driven by higher recurring subscription revenues, predominantly from Multi-Asset Class Analytics products.

Analytics Run Rate as of September 30, 2020 was $544.3 million, up 6.9%. The increase of $35.1 million was primarily driven by growth in Multi-Asset Class Analytics products, with increases across all regions. Analytics organic subscription Run Rate growth was 5.9%.

All Other Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$40,552	$32,585	24.4%	$119,363	$102,470	16.5%
Non-recurring	753	636	18.4%	3,103	2,251	37.8%
Total operating revenues	41,305	33,221	24.3%	122,466	104,721	16.9%
Adjusted EBITDA expenses	31,634	27,909	13.3%	96,195	81,501	18.0%
Adjusted EBITDA	$9,671	$5,312	82.1%	$26,271	$23,220	13.1%
Adjusted EBITDA margin %	23.4%	16.0%		21.5%	22.2%

All Other operating revenues for third quarter 2020 were $41.3 million, up 24.3%. The $8.1 million increase was driven by $5.8 million of higher ESG operating revenues, primarily driven by strong growth from Ratings, Climate and Screening products, and $2.3 million of higher Real Estate operating revenues, primarily driven by strong growth in Enterprise Analytics and Global Intel products. Total ESG operating revenues were $28.5 million and total Real Estate operating revenues were $12.8 million. All Other organic operating revenue growth was 18.6%, including ESG organic operating revenue growth of 19.4% and Real Estate organic operating revenue growth of 16.7%.

All Other Run Rate as of September 30, 2020 was $175.2 million, up 24.0%. The $34.0 million increase was driven by a $29.1 million increase in ESG Run Rate, reflecting strong growth in Ratings and Climate products. Real Estate Run Rate increased $4.9 million, reflecting growth in Global Intel and Enterprise Analytics products. All Other organic subscription Run Rate growth was 19.5%, with ESG organic subscription Run Rate growth of 26.3% and Real Estate organic subscription Run Rate growth of 6.5%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $1.3 billion as of September 30, 2020. MSCI typically seeks to maintain minimum cash balances globally of approximately $200.0 million to $250.0 million for general operating purposes but may maintain higher minimum cash balances while the COVID-19 pandemic continues to impact global economic markets.

Total outstanding debt as of September 30, 2020 was $3.4 billion. The total debt to net income ratio (based on trailing twelve months net income) was 5.9x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 3.6x.

MSCI seeks to maintain gross leverage to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: For third quarter 2020, Capex was $11.7 million, cash provided by operating activities was $199.8 million, up 6.0%, and free cash flow was $188.1 million, up 8.2%.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 84.5 million in third quarter 2020, down 1.3% year-over-year. In third quarter 2020, a total of 598,031 shares were repurchased at an average price of $345.41 per share for a total value of $206.6 million. From October 1st through 23rd, an incremental 147,001 shares were repurchased at an average price of $347.26 per share for a total value of $51.0 million. A total of $0.8 billion of outstanding share repurchase authorization remains as of October 23, 2020. Total shares outstanding as of September 30, 2020 were 83.0 million.

Dividends: Approximately $65.3 million in dividends was paid to shareholders in third quarter 2020. On October 26, 2020, the MSCI Board of Directors declared a cash dividend of $0.78 per share for fourth quarter 2020, payable on November 30, 2020 to shareholders of record as of the close of trading on November 13, 2020.

Full-Year 2020 Guidance

MSCI's guidance for 2020 is based on assumptions about a number of macroeconomic and capital market factors, in particular related to equity markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of ongoing uncertainty related to the duration, magnitude and impact of the COVID-19 pandemic.

Guidance Item	Current Guidance for Full-Year 2020	Prior Guidance for Full-Year 2020
Operating Expense	$800 to $820 million	$790 to $840 million
Adjusted EBITDA Expense	$710 to $730 million	$700 to $750 million
Interest Expense (including amortization of financing fees)(1)	~$158 million	~$158 million
Depreciation & Amortization Expense	~$90 million	~$90 million
Effective Tax Rate	11.5% to 13.5%	16% to 19%
Capital Expenditures	$50 to $55 million	$50 to $60 million
Net Cash Provided by Operating Activities	$705 to $750 million	$600 to $650 million (toward the upper end of the range)
Free Cash Flow	$650 to $700 million	$540 to $600 million (toward the upper end of the range)
(1) Interest income will continue to be impacted by the lower rates available on cash balances.

Conference Call Information

MSCI's senior management will review the third quarter 2020 results on Tuesday, October 27, 2020 at 11:00 AM Eastern Time. To listen to the live event, visit the events and presentations section of MSCI's Investor Relations homepage, https://ir.msci.com/events-and-presentations, or dial 1-877-376-9931 conference ID: 9725609 within the United States. International callers may dial 1-720-405-2251 conference ID: 9725609. The teleconference will also be webcast with an accompanying slide presentation which can be accessed through MSCI's Investor Relations website. An archived replay of the webcast also will be available shortly after the live event on MSCI's Investor Relations website, https://ir.msci.com/events-and-presentations.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 45 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading, research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process.

To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s full-year 2020 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 18, 2020 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure

MSCI uses its website, including its quarterly updates, blog, podcasts and social media channels, including its corporate Twitter account (@MSCI_Inc), as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts Subscription” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.

Notes Regarding the Use of Operating Metrics

MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.

Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.

The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.

Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Estate operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sale of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.

Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract with respect to which we have received a notice of termination or non-renewal during the period and have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such notice is not effective until a later date.

“Organic subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.

Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.

Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 15 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.

“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including the impact related to the vesting of the multi-year restricted stock units subject to performance payout adjustments granted in 2016 (the “Multi-Year PSUs”).

“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs.

“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, the impact of divestitures, the impact of adjustments for the Tax Cuts and Jobs Act that was enacted on December 22, 2017 (“Tax Reform”), except for amounts associated with active tax planning implemented as a result of Tax Reform, and, at times, certain other transactions or adjustments, including the impact related to the vesting of the Multi-Year PSUs and costs associated with debt extinguishment.

“Adjusted tax rate” is defined as the effective tax rate excluding the impact of Tax Reform adjustments (except for amounts associated with active tax planning implemented as a result of Tax Reform) and the impact related to the vesting of the Multi-Year PSUs.

“Capex” is defined as capital expenditures plus capitalized software development costs.

“Free cash flow” is defined as net cash provided by operating activities, less Capex.

“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.

Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).

We believe adjusted EBITDA and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.

We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.

We believe that adjusted tax rate is useful to investors because it increases the comparability of period-to-period results by adjusting for the estimated net impact of Tax Reform and the impact related to the vesting of the Multi-Year PSUs.

We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.

We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.

We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA expenses, adjusted EBITDA, adjusted net income, adjusted EPS, adjusted tax rate, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly titled measures computed by other companies.

Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations

Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. More than three-fifths of the AUM are invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands, except per share data	2020	2019	Change	2020	2019	Change
Operating revenues	$425,333	$394,251	7.9%	$1,251,729	$1,151,190	8.7%
Operating expenses:
Cost of revenues	70,704	70,486	0.3%	215,769	224,807	(4.0%)
Selling and marketing	52,668	52,107	1.1%	159,834	159,812	—%
Research and development	24,901	24,310	2.4%	73,997	71,234	3.9%
General and administrative	27,613	26,559	4.0%	86,755	80,434	7.9%
Amortization of intangible assets	14,333	12,361	16.0%	42,171	36,167	16.6%
Depreciation and amortization of property,
equipment and leasehold improvements	7,494	7,209	4.0%	22,524	22,464	0.3%
Total operating expenses(1)	197,713	193,032	2.4%	601,050	594,918	1.0%

Operating income	227,620	201,219	13.1%	650,679	556,272	17.0%

Interest income	(475)	(3,673)	(87.1%)	(4,729)	(11,104)	(57.4%)
Interest expense	37,536	35,922	4.5%	118,994	107,752	10.4%
Other expense (income)	1,516	222	n/m	45,355	2,839	n/m
Other expense (income), net	38,577	32,471	18.8%	159,620	99,487	60.4%

Income before provision for income taxes	189,043	168,748	12.0%	491,059	456,785	7.5%

Provision for income taxes	6,685	31,765	(79.0%)	45,453	15,920	185.5%
Net income	$182,358	$136,983	33.1%	$445,606	$440,865	1.1%

Earnings per basic common share	$2.18	$1.62	34.6%	$5.30	$5.21	1.7%

Earnings per diluted common share	$2.16	$1.60	35.0%	$5.26	$5.15	2.1%

Weighted average shares outstanding used
in computing earnings per share:

Basic	83,602	84,765	(1.4%)	84,044	84,591	(0.6%)
Diluted	84,479	85,550	(1.3%)	84,789	85,533	(0.9%)

n/m: not meaningful.

(1) Includes stock-based compensation expense of $12.0 million and $10.6 million for the three months ended Sep. 30, 2020 and Sep. 30, 2019, respectively. Includes stock-based compensation expense of $43.3 million and $32.6 million for the nine months ended Sep. 30, 2020 and Sep. 30, 2019, respectively.

Table 3: Selected Balance Sheet Items (unaudited)

	As of
	Sep. 30,	Dec. 31,
In thousands	2020	2019
Cash and cash equivalents	$1,302,858	$1,506,567
Accounts receivable, net of allowances	$429,804	$499,268

Deferred revenue	$531,487	$574,656
Long-term debt(1)	$3,365,783	$3,071,926
(1) Consists of gross long-term debt, net of deferred financing fees. Gross long-term debt was $3,400.0 million at Sep. 30, 2020 and $3,100.0 million at Dec. 31, 2019.

Table 4: Selected Cash Flow Items (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Net cash provided by operating activities	$199,795	$188,535	6.0%	$575,181	$465,880	23.5%
Net cash used in investing activities	(11,725)	(14,765)	(20.6%)	(224,899)	(35,292)	n/m
Net cash used in financing activities	(274,433)	(58,766)	n/m	(549,484)	(450,315)	22.0%
Effect of exchange rate changes	4,244	(4,971)	185.4%	(4,507)	(3,299)	(36.6%)
Net increase (decrease) in cash and cash equivalents	$(82,119)	$110,033	(174.6%)	$(203,709)	$(23,026)	n/m

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$146,387	$133,403	9.7%	$431,631	$393,222	9.8%
Asset-based fees	100,371	96,013	4.5%	288,642	265,554	8.7%
Non-recurring	8,933	8,011	11.5%	27,582	18,974	45.4%
Total operating revenues	255,691	237,427	7.7%	747,855	677,750	10.3%
Adjusted EBITDA expenses	60,971	59,747	2.0%	186,292	183,944	1.3%
Adjusted EBITDA	$194,720	$177,680	9.6%	$561,563	$493,806	13.7%
Adjusted EBITDA margin %	76.2%	74.8%		75.1%	72.9%

Analytics	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$126,251	$122,120	3.4%	$376,505	$363,929	3.5%
Non-recurring	2,086	1,483	40.7%	4,903	4,790	2.4%
Total operating revenues	128,337	123,603	3.8%	381,408	368,719	3.4%
Adjusted EBITDA expenses	83,281	85,806	(2.9%)	253,868	255,453	(0.6%)
Adjusted EBITDA	$45,056	$37,797	19.2%	$127,540	$113,266	12.6%
Adjusted EBITDA margin %	35.1%	30.6%		33.4%	30.7%

All Other	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$40,552	$32,585	24.4%	$119,363	$102,470	16.5%
Non-recurring	753	636	18.4%	3,103	2,251	37.8%
Total operating revenues	41,305	33,221	24.3%	122,466	104,721	16.9%
Adjusted EBITDA expenses	31,634	27,909	13.3%	96,195	81,501	18.0%
Adjusted EBITDA	$9,671	$5,312	82.1%	$26,271	$23,220	13.1%
Adjusted EBITDA margin %	23.4%	16.0%		21.5%	22.2%

Consolidated	Three Months Ended			Nine Months Ended
	Sep. 30,	Sep. 30,	YoY %	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change	2020	2019	Change
Operating revenues:
Recurring subscriptions	$313,190	$288,108	8.7%	$927,499	$859,621	7.9%
Asset-based fees	100,371	96,013	4.5%	288,642	265,554	8.7%
Non-recurring	11,772	10,130	16.2%	35,588	26,015	36.8%
Operating revenues total	425,333	394,251	7.9%	1,251,729	1,151,190	8.7%
Adjusted EBITDA expenses	175,886	173,462	1.4%	536,355	520,898	3.0%
Adjusted EBITDA	$249,447	$220,789	13.0%	$715,374	$630,292	13.5%
Adjusted EBITDA margin %	58.6%	56.0%		57.2%	54.8%
Operating margin %	53.5%	51.0%		52.0%	48.3%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2020	2019	2020	2019
Index
New recurring subscription sales	$18,743	$17,553	$58,073	$54,408
Subscription cancellations	(7,050)	(5,066)	$(19,589)	(13,033)
Net new recurring subscription sales	$11,693	$12,487	$38,484	$41,375
Non-recurring sales	$10,001	$9,029	$30,734	$20,092
Total gross sales	$28,744	$26,582	$88,807	$74,500
Total Index net sales	$21,694	$21,516	$69,218	$61,467

Index Retention Rate	95.0%	96.0%	95.3%	96.5%

Analytics
New recurring subscription sales	$15,229	$15,285	$41,426	$41,705
Subscription cancellations	(8,211)	(7,854)	$(27,008)	(22,720)
Net new recurring subscription sales	$7,018	$7,431	$14,418	$18,985
Non-recurring sales	$2,562	$4,876	$7,486	$10,084
Total gross sales	$17,791	$20,161	$48,912	$51,789
Total Analytics net sales	$9,580	$12,307	$21,904	$29,069

Analytics Retention Rate	93.8%	93.6%	93.2%	93.8%

All Other
New recurring subscription sales	$9,344	$7,495	$29,861	$22,724
Subscription cancellations	(1,871)	(1,002)	$(6,167)	(4,179)
Net new recurring subscription sales	$7,473	$6,493	$23,694	$18,545
Non-recurring sales	$247	$487	$1,852	$1,571
Total gross sales	$9,591	$7,982	$31,713	$24,295
Total All Other net sales	$7,720	$6,980	$25,546	$20,116

All Other Retention Rate	95.1%	96.8%	94.6%	95.5%

Consolidated
New recurring subscription sales	$43,316	$40,333	$129,360	$118,837
Subscription cancellations	(17,132)	(13,922)	(52,764)	(39,932)
Net new recurring subscription sales	$26,184	$26,411	$76,596	$78,905
Non-recurring sales	$12,810	$14,392	$40,072	$31,747
Total gross sales	$56,126	$54,725	$169,432	$150,584
Total net sales	$38,994	$40,803	$116,668	$110,652

Total Retention Rate	94.5%	95.0%	94.3%	95.2%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

Table 7: AUM in Equity ETFs Linked to MSCI Indexes (unaudited)(1)(2)(3)

	Three Months Ended					Nine Months Ended
	Sep. 30,	June 30,	Mar. 31,	Dec. 31,	Sep. 30,	Sep. 30,	Sep. 30,
In billions	2020	2020	2020	2019	2019	2020	2019
Beginning Period AUM in equity ETFs linked to
MSCI indexes	$825.4	$709.5	$934.4	$815.0	$819.3	$934.4	$695.6
Market Appreciation/(Depreciation)	57.0	117.4	(216.5)	63.5	(9.2)	(42.1)	84.0
Cash Inflows	26.5	(1.5)	(8.4)	55.9	4.9	16.6	35.4
Period-End AUM in equity ETFs linked to
MSCI indexes	$908.9	$825.4	$709.5	$934.4	$815.0	$908.9	$815.0

Period Average AUM in equity ETFs linked to
MSCI indexes	$893.4	$776.9	$877.1	$869.1	$810.9	$849.1	$796.1

Period-End Basis Point Fee(4)	2.67	2.67	2.71	2.82	2.81	2.67	2.81

(1) The historical values of the AUM in equity ETFs linked to our indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in equity ETFs Linked to MSCI Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in equity ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1.0% of the AUM amounts presented.

(2) The values for periods prior to April 26, 2019 were based on data from Bloomberg and MSCI, while the values for periods on or after April 26, 2019 were based on data from Refinitiv and MSCI. De minimis amounts of data are reported on a delayed basis.

(3) The value of AUM in equity ETFs linked to MSCI indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(4) Based on period-end Run Rate for equity ETFs linked to MSCI indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	Sep. 30,	Sep. 30,	YoY %
In thousands	2020	2019	Change
Index
Recurring subscriptions	$598,799	$544,059	10.1%
Asset-based fees	401,196	356,013	12.7%
Index Run Rate	999,995	900,072	11.1%

Analytics Run Rate	544,315	509,261	6.9%

All Other Run Rate	175,243	141,283	24.0%

Total Run Rate	$1,719,553	$1,550,616	10.9%

Total recurring subscriptions	$1,318,357	$1,194,603	10.4%
Total asset-based fees	401,196	356,013	12.7%
Total Run Rate	$1,719,553	$1,550,616	10.9%
(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Adjusted EBITDA to Net Income (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands	2020	2019	2020	2019
Index adjusted EBITDA	$194,720	$177,680	$561,563	$493,806
Analytics adjusted EBITDA	45,056	37,797	127,540	113,266
All Other adjusted EBITDA	9,671	5,312	26,271	23,220
Consolidated adjusted EBITDA	249,447	220,789	715,374	630,292
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,333	12,361	42,171	36,167
Depreciation and amortization of property,
equipment and leasehold improvements	7,494	7,209	22,524	22,464
Operating income	227,620	201,219	650,679	556,272
Other expense (income), net	38,577	32,471	159,620	99,487
Provision for income taxes	6,685	31,765	45,453	15,920
Net income	$182,358	$136,983	$445,606	$440,865

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
In thousands, except per share data	2020	2019	2020	2019
Net income	$182,358	$136,983	$445,606	$440,865
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	9,515	8,616	27,885	25,995
Plus: Multi-Year PSU payroll tax expense	—	—	—	15,389
Less: Discrete excess tax benefit related to
Multi-Year PSU vesting	—	—	—	(66,581)
Plus: Debt extinguishment costs associated with the
2024 and 2025 Senior Notes Redemptions	—	—	44,930	—
Less: Tax Reform adjustments	(5,497)	—	(6,256)	—
Less: Income tax effect	(532)	(1,702)	(14,483)	(7,474)
Adjusted net income	$185,844	$143,897	$497,682	$408,194

Diluted EPS	$2.16	$1.60	$5.26	$5.15
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.11	0.10	0.33	0.30
Plus: Multi-Year PSU payroll tax expense	—	—	—	0.18
Less: Discrete excess tax benefit related to
Multi-Year PSU vesting	—	—	—	(0.78)
Plus: Debt extinguishment costs associated with the
2024 and 2025 Senior Notes Redemptions	—	—	0.53	—
Less: Tax Reform adjustments	(0.07)	—	(0.07)	—
Less: Income tax effect	—	(0.02)	(0.18)	(0.08)
Adjusted EPS	$2.20	$1.68	$5.87	$4.77

Table 11: Reconciliation of Adjusted EBITDA Expenses to Operating Expenses (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2020
In thousands	2020	2019	2020	2019	Outlook(1)
Index adjusted EBITDA expenses	$60,971	$59,747	$186,292	$183,944
Analytics adjusted EBITDA expenses	83,281	85,806	253,868	255,453
All Other adjusted EBITDA expenses	31,634	27,909	96,195	81,501
Consolidated adjusted EBITDA expenses	175,886	173,462	536,355	520,898	$710,000 - $730,000
Multi-Year PSU payroll tax expense	—	—	—	15,389
Amortization of intangible assets	14,333	12,361	42,171	36,167
Depreciation and amortization of property,					~$90,000
equipment and leasehold improvements	7,494	7,209	22,524	22,464
Total operating expenses	$197,713	$193,032	$601,050	$594,918	$800,000 - $820,000

(1) We have not provided a full line-item reconciliation for adjusted EBITDA expenses to total operating expenses for this future period because we do not provide guidance on the individual reconciling items between total operating expenses and adjusted EBITDA expenses.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Nine Months Ended		Full-Year
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,	2020
In thousands	2020	2019	2020	2019	Outlook(1)
Net cash provided by operating activities	$199,795	$188,535	$575,181	$465,880	$705,000 - $750,000
Capital expenditures	(4,555)	(7,782)	(12,152)	(17,216)
Capitalized software development costs	(7,170)	(6,983)	(21,931)	(18,086)
Capex	(11,725)	(14,765)	(34,083)	(35,302)	($55,000 - $50,000)
Free cash flow	$188,070	$173,770	$541,098	$430,578	$650,000 - $700,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we do not provide guidance on the individual reconciling items between net cash from operating activities and free cash flow.

Table 13: Reconciliation of Effective Tax Rate to Adjusted Tax Rate (unaudited)

	Three Months Ended		Nine Months Ended
	Sep. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2020	2019	2020	2019
Effective tax rate	3.5%	18.8%	9.3%	3.5%
Tax Reform impact on effective tax rate	2.9%	—%	1.2%	—%
Multi-Year PSU impact on effective tax rate	—%	—%	—%	14.6%
Adjusted tax rate	6.4%	18.8%	10.5%	18.1%

Table 14: Third Quarter 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended September 30, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.7%	9.7%	4.5%	11.5%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate
fluctuations	(0.1%)	—%	—%	—%
Organic operating revenue growth	7.6%	9.7%	4.5%	11.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.8%	3.4%	—%	40.7%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate
fluctuations	—%	(0.1%)	—%	(0.2%)
Organic operating revenue growth	3.8%	3.3%	—%	40.5%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	24.3%	24.4%	—%	18.4%
Impact of acquisitions and divestitures	(2.1%)	(1.4%)	—%	(35.2%)
Impact of foreign currency exchange rate
fluctuations	(3.6%)	(3.7%)	—%	(0.7%)
Organic operating revenue growth	18.6%	19.3%	—%	(17.5%)

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	7.9%	8.7%	4.5%	16.2%
Impact of acquisitions and divestitures	(0.2%)	(0.2%)	—%	(2.2%)
Impact of foreign currency exchange rate
fluctuations	(0.4%)	(0.4%)	—%	(0.1%)
Organic operating revenue growth	7.3%	8.1%	4.5%	13.9%

Table 15: Nine Months 2020 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Nine Months Ended September 30, 2020 and 2019
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.3%	9.8%	8.7%	45.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate
fluctuations	—%	(0.1%)	—%	—%
Organic operating revenue growth	10.3%	9.7%	8.7%	45.4%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	3.4%	3.5%	—%	2.4%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate
fluctuations	—%	(0.1%)	—%	(0.3%)
Organic operating revenue growth	3.4%	3.4%	—%	2.1%
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	16.9%	16.5%	—%	37.8%
Impact of acquisitions and divestitures	(1.2%)	(0.9%)	—%	(16.6%)
Impact of foreign currency exchange rate
fluctuations	0.3%	0.3%	—%	0.6%
Organic operating revenue growth	16.0%	15.9%	—%	21.8%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	8.7%	7.9%	8.7%	36.8%
Impact of acquisitions and divestitures	(0.1%)	(0.1%)	—%	(1.4%)
Impact of foreign currency exchange rate
fluctuations	—%	—%	—%	(0.1%)
Organic operating revenue growth	8.6%	7.8%	8.7%	35.3%

Contacts

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